Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-137419) and Form S-8 (Nos. 333-66949 and 333-72696) of ONEOK Partners, L.P. of our report dated March 10, 2008 relating to the consolidated balance sheet of ONEOK Partners GP, L.L.C., which appears in the Current Report on Form 8-K of ONEOK Partners, L.P. dated March 10, 2008.

/s/ PricewaterhouseCoopers LLP

Tulsa, Oklahoma

March 10, 2008